UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

 (801) 772-0438
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(d)

On September 16, 2009, the Board of Directors of Acquired Sales Corp. elected Vincent J. Mesolella to serve as the seventh member of Acquired Sales Corp.'s seven member Board of Directors, formally accepted by Mr. Mesolella on October 6, 2009.

Mr. Vincent J. Mesolella, age 60, has served since 1991 as the Chairman of the Narragansett Bay Commission, Providence, Rhode Island, one of the largest wastewater treatment utilities in the U.S. Mr. Mesolella also served for twenty years as a member of the Rhode Island House of Representatives, including serving as the House Majority Whip. Mr. Mesolella is the founder and Chief Executive Officer of REI, Inc., a real estate development company. Mr. Mesolella previously served on the Board of Directors and as Chairman of the Audit Committee of publicly traded Think Partnership Inc., an AMEX company, now known as Inuvo, Inc. Mr. Mesolella has also served as Finance Chairman of the Impossible Dream Foundation as well as a Board Member of the St. Edwards Food Bank and Wellness Center. Mr. Mesolella resides in Lincoln, Rhode Island.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

ACQUIRED SALES CORP.

Date: October 7, 2009                                                                    By: /s/ Gerard M. Jacobs
                      Gerard M. Jacobs
                                                                                                                      Chief Executive Officer
                      and member of the board